UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2015 (July 16, 2015)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 16, 2015, Genesis Energy, L.P. (“Genesis” or “we”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Enterprise Products Operating LLC (“EPO”) to acquire the offshore pipelines and services business (the “Enterprise Offshore Business”) of EPO and its affiliates. The purchase price for the acquisition of the Enterprise Offshore Business (the “Enterprise Offshore Business Acquisition”) (subject to customary adjustments for working capital and other items) is approximately $1.5 billion (the “Purchase Price”). The Enterprise Offshore Business assets include approximately 2,350 miles of offshore crude oil and natural gas pipelines and six offshore hub platforms, including a 36% interest in the Poseidon Oil Pipeline System, a 50% interest in the Southeast Keathley Canyon Oil Pipeline System, and a 50% interest in the Cameron Highway Oil Pipeline System.

Genesis and EPO have made customary representations, warranties and covenants in the Purchase Agreement and the completion of the Enterprise Offshore Business Acquisition is subject to the satisfaction or waiver of customary conditions. The Purchase Agreement is subject to termination by either Genesis or EPO for various reasons, including their mutual written consent.

The Enterprise Offshore Business Acquisition is expected to close in the third quarter of 2015. On July 16, 2015, Genesis entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, N.A., WF Investment Holdings, LLC, Wells Fargo Securities, LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of Montreal, and BMO Capital Markets Corp. (collectively, the “Commitment Parties”) pursuant to which the Commitment Parties committed to provide Genesis senior unsecured loans in an aggregate principal amount of up to $1.0 billion under a bridge facility. The bridge facility will only be drawn if the net proceeds from certain debt or equity financings received at or prior to the closing of the Enterprise Offshore Business Acquisition are insufficient, together with available borrowing capacity under Genesis’ revolving credit facility, to close the Enterprise Offshore Business Acquisition. Wells Fargo Bank, N.A., Bank of America, N.A., and Bank of Montreal also committed in the Commitment Letter to provide an additional $500 million committed amount under Genesis’ revolving credit facility upon the closing of the Enterprise Offshore Business Acquisition.

Item 2.02.	Results of Operations and Financial Condition.

Genesis has provided preliminary estimates of its unaudited results for the second quarter of 2015 as Exhibit 99.1.

Genesis’s consolidated financial statements for the second quarter of 2015 are not yet available. The current expectations with respect to the unaudited results for this period are based upon management estimates. These preliminary estimates are subject to the completion of financial closing procedures. Accordingly, these preliminary estimates may change and those changes may be material. Investors and securityholders should not place undue reliance on these estimates.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Purchase Agreement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

Estimated Adjusted EBITDA

After consummation and integration of the Enterprise Offshore Business Acquisition, we expect to generate quarterly Adjusted EBITDA of over $140 million for the three months ending December 31, 2015 (or $560 million annualized) and quarterly net income of over $45 million for the three months ending December 31, 2015 (or $180 million annualized). The increase from historical pro forma Adjusted EBITDA and net income for the year ended December 31, 2014 is primarily attributable to (i) a full year of cash flows from fee-based contracts for the Southeast Keathley Canyon Oil Pipeline System, (ii) a full year of cash flows from long-term contracts for the M/T American Phoenix and our expanded inland marine barge transportation fleet, and (iii) increased volumes transported on our offshore pipelines, in particular the Poseidon Oil Pipeline System.

The following table reconciles our estimated Adjusted EBITDA to estimated Net Income for the three months ending December 31, 2015 and on an estimated annualized basis:

	Three Months Ending December 31, 2015	Annualized Estimated Fourth Quarter 2015
Estimated Adjusted EBITDA	$140.0	$560.0
Adjustments to Estimated Adjusted EBITDA
Interest Expense, net	(35.0)	(140.0)
Depreciation, Amortization and Accretion	(45.3)	(181.2)
Net Income Effects of Equity Method Investees Not Included in Estimated Adjusted EBITDA	(7.8)	(31.2)
Other Items, net	(2.4)	(9.6)

Estimated Net Income	$49.5	$198.0

The following table sets forth the estimated components of the estimated Adjusted EBITDA included in the table above:

	Genesis	Enterprise Offshore Business	Combined
Year Ended December 31, 2014
Operating income	$132.6	$4.3	$136.9
Depreciation and amortization	90.9	88.6	179.5
Actual equity distributions	75.6	83.5	159.1
Other	2.0	(1.2)	0.8

Adjusted EBITDA	$301.1	$175.2	$476.3

Year Ending December 31, 2015
SEKCO/Poseidon minimum bill revenue (1)	$21.2	$24.5	$45.7
Growth projects effect on Estimated Adjusted EBITDA (2)	38.0		38.0

2015 Estimated Adjusted EBITDA	$360.3	$199.7	$560.0

(1)	Represents two incremental quarters of minimum bill tariff revenue for SEKCO and Poseidon not included in our results for the year ended December 31, 2014 since they became operational on July 1, 2014.
(2)	Principally inclusive of incremental Estimated Adjusted EBITDA from marine assets (M/T American Phoenix acquisition and additional inland marine barges) and additional growth in Genesis offshore pipeline assets.

Management’s estimates are based upon a number of assumptions. While these estimates are presented with numerical specificity and considered reasonable, they are inherently subject to significant business, economic and competitive uncertainties. The estimates are necessarily speculative in nature, and actual results could differ materially, particularly if actual events differ from one or more of our key assumptions. Our key assumptions include:

•	our expectation that there will be no change in competitive dynamics;

•	our expectation of a stable cost and operating environment;

•	our expectation that our integration of the Enterprise Offshore Business occurs smoothly and that we realize estimated financial and operating results; if we do not meet these expectations, that could materially impact our revenues as well as our costs; and

•	the absence of any significant unanticipated or unusual charges.

These estimates also assume that we do not consummate any significant change in our operations such as significant acquisitions or dispositions. If one or more of our assumptions prove incorrect, our results will differ, and such differences could be material. Accordingly, prospective investors should not place undue reliance on these estimates, as they should not be regarded as a representation that the anticipated results will be achieved.

Adjusted EBITDA should not be considered (i) as an alternative to a GAAP measure of liquidity or financial performance or (ii) as being singularly important in any particular context; it should be considered in a broad context with other quantitative and qualitative information. Our Adjusted EBITDA is just one of the relevant data points considered from time to time.

When evaluating our performance and making decisions regarding our future direction and actions (including making discretionary payments, such as quarterly distributions) our board of directors and management team has access to a wide range of historical and forecasted qualitative and quantitative information, such as our financial statements; operational information; various non-GAAP measures; internal forecasts; credit metrics; analyst opinions; performance, liquidity and similar measures; income; cash flow; and expectations for us, and certain information regarding some of our peers. Additionally, our board of directors and management team analyze, and place different weight on, various factors from time to time. We believe that investors benefit from having access to the same financial measures being utilized by management, lenders, analysts and other market participants.

Adjusted EBITDA is commonly used as a supplemental financial measure by management and by external users of financial statements such as investors, commercial banks, research analysts and rating agencies, to aid in assessing, among other things:

•	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure;

•	the viability of potential projects, including our cash and overall return on alternative capital investments as compared to those of other companies in the midstream energy industry;

•	the ability of our assets to generate cash sufficient to satisfy certain non-discretionary cash requirements, including interest payments and certain maintenance capital requirements; and

•	our ability to make certain discretionary payments, such as distributions on our units, growth capital expenditures, certain maintenance capital expenditures and early payments of indebtedness.

We define Adjusted EBITDA as net income or loss plus net interest expense, income taxes, depreciation and amortization plus other specific items, the most significant of which are the addition of cash received from direct financing leases not included in income, non-cash equity-based compensation expense, expenses related to acquiring assets that provide new sources of cash flow, the effects of available cash generated by equity method investees not included in income, and loss on redemption of senior notes. We also exclude the effect on net income or loss of unrealized gains or losses on derivative transactions.

Enterprise Offshore Business

A description of Enterprise Offshore Business’ business, selected financial data, and management’s discussion and analysis of financial condition and results of operations with respect to certain historical financial statements are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Risk Factors Supplement

As part of the filing of this Current Report on Form 8-K, Genesis intends to revise, clarify and supplement its risk factors, including those contained in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2014. The risk factors below should be considered together with the other risk factors described in the Genesis’ Annual Report on Form 10-K for the year ended December 31, 2014 and other filings with the SEC under the Exchange Act.

If the Enterprise Offshore Business Acquisition is completed, we may fail to realize the growth prospects anticipated as a result of the Enterprise Offshore Business Acquisition.

There are a number of risks and uncertainties relating to the Enterprise Offshore Business Acquisition. For example, the Enterprise Offshore Business Acquisition may not be completed, or may not be completed in the time frame, on the terms, or in the manner currently anticipated. There can be no assurance that events will not intervene to delay or result in the failure to close the Enterprise Offshore Business Acquisition. In addition, both we and EPO have the ability to terminate the purchase and sale agreement under certain circumstances. Failure to complete the Enterprise Offshore Business Acquisition would prevent us from realizing the anticipated benefits of the Enterprise Offshore Business Acquisition. We would also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. In addition, the market price of our common units may reflect various market assumptions as to whether the Enterprise Offshore Business Acquisition will be completed. Consequently, the completion of, the failure to complete, or any delay in the closing of the Enterprise Offshore Business Acquisition could result in a significant change in the market price of our common units.

We may not be able to obtain debt financing for the Enterprise Offshore Business Acquisition on expected or acceptable terms, which could make the Enterprise Offshore Business Acquisition less accretive.

We intend to finance the Enterprise Offshore Business Acquisition with the net proceeds from debt or equity financings and borrowings under our revolving credit facility. We and our subsidiary co-issuer may not be able to obtain debt financing on expected or acceptable terms, in which case we would fund a portion of the Enterprise Offshore Business Acquisition through the bridge facility, which would make the Enterprise Offshore Business Acquisition less accretive.

As a result of the additional indebtedness we will incur to consummate the Enterprise Offshore Business Acquisition, we may experience a potential material adverse effect on our financial condition and results of operations.

The closing of the Enterprise Offshore Business Acquisition is not subject to a financing condition. We plan to finance the Enterprise Offshore Business Acquisition with the net proceeds from debt or equity financing and borrowings under our revolving credit facility.

Our increased indebtedness could also have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general partnership purposes and reduce cash available for distributions;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	increasing the costs of incurring additional debt;

•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;

•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results; and

•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

As a result of the Enterprise Offshore Business Acquisition, we anticipate that the scope and size of our operations and business will substantially change. We cannot provide assurance that our expansion in scope and size will be successful.

We anticipate that the Enterprise Offshore Business Acquisition will substantially expand the scope and size of our business by adding substantial offshore operations to our existing offshore business. The anticipated future growth of our business will impose significant added responsibilities on management, including the need to identify, recruit, train and integrate additional employees. Our senior management’s attention may be diverted from the management of daily operations to the integration of the assets acquired in the Enterprise Offshore Business Acquisition. Our ability to manage our business and growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities and use more cash and other financial resources on integration and implementation activities than we expect. We may not be able to successfully integrate the Enterprise Offshore Business into our existing operations or realize the expected economic benefits of the Enterprise Offshore Business Acquisition, which may have a material adverse effect on our business, financial condition and results of operations, including our distributable cash flow.

Failure to successfully combine our business with the assets to be acquired in the Enterprise Offshore Business Acquisition, or an inaccurate estimate by us of the benefits to be realized from the Enterprise Offshore Business Acquisition, may adversely affect our future results.

The Enterprise Offshore Business Acquisition involves potential risks, including:

•	the failure to realize expected profitability, growth or accretion;

•	environmental or regulatory compliance matters or liabilities;

•	title or permit issues;

•	the incurrence of significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges; and

•	the incurrence of unanticipated liabilities and costs for which indemnification is unavailable or inadequate.

The expected benefits from the pending Enterprise Offshore Business Acquisition may not be realized if our estimates of the potential net cash flows associated with the assets to be acquired by us in the Enterprise Offshore Business Acquisition are materially inaccurate or if we fail to identify operating issues or liabilities associated with the assets prior to closing. The accuracy of our estimates of the potential net cash flows attributable to such assets is inherently uncertain. If certain issues are identified after closing of the Enterprise Offshore Business Acquisition, the purchase and sale agreement provides for limited recourse against EPO.

If we close the Enterprise Offshore Business Acquisition and if any of these risks or unanticipated liabilities or costs were to materialize, any desired benefits of the Enterprise Offshore Business Acquisition may not be fully realized, if at all, and our future financial condition, results of operations and distributable cash flow could be negatively impacted.

The tax treatment of publicly traded partnerships could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, may be modified by administrative, legislative or judicial interpretation at any time. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be applied retroactively and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our business activities, affect the tax considerations of an investment in us and change the character or treatment of portions of our income. For example, from time to time, the President and members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that would adversely affect the tax treatment of certain publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships.

On May 5, 2015, the U.S. Treasury Department and the IRS released proposed regulations (the “Proposed Regulations”) regarding qualifying income under Section 7704(d)(1)(E) of the Code. The U.S. Treasury Department and the IRS have requested comments from industry participants regarding the standards set forth in the Proposed Regulations. The Proposed Regulations provide an exclusive list of industry-specific activities and certain limited support activities that generate qualifying income. Although the Proposed Regulations adopt a narrow interpretation of the activities that generate qualifying income, we believe the income that we treat as qualifying income satisfies the requirements for qualifying income under the Proposed Regulations. However, the Proposed Regulations could be changed before they are finalized and could take a position that is contrary to our interpretation of Section 7704 of the Code. If the regulations in their final form were to treat any material portion of our income we treat as qualifying income as non-qualifying income, we anticipate being able to treat that income as qualifying income for ten years under special transition rules provided in the Proposed Regulations.

We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any such changes could cause a material reduction in our anticipated cash flows and could cause us to be treated as an association taxable as a corporation for U.S. federal income tax purposes subjecting us to the entity-level tax and adversely affecting the value of our common units.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “could,” “plan,” “position,” “projection,” “strategy,” “should” or “will,” or the negative of those terms or other variations of them or by comparable terminology. Genesis has based such forward-looking statements on its current expectations, assumptions, estimates and projections. While Genesis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. For example, conditions to the closing of the Purchase Agreement or conditions to the effectiveness of the increase in the committed amount under the Credit Agreement may not be satisfied, we may not be able to complete any debt or equity financings, and the Enterprise Offshore Business Acquisition may involve unexpected costs, liabilities, or delays. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Genesis’ filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. Genesis undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto and the audited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto, together with the report of Deloitte & Touche LLP, independent auditors, with respect thereto, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

The audited financial statements of Cameron Highway Oil Pipeline Company as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto, together with the report of Deloitte & Touche LLP, independent auditors, with respect thereto, are filed as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

The audited financial statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto, together with the report of Deloitte & Touche LLP, independent auditors, with respect thereto, are filed as Exhibit 99.6 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

The audited financial statements of Southeast Keathley Canyon Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto, together with the report of Deloitte and Touche LLP, independent auditors, with respect thereto, are filed as Exhibit 99.7 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of Genesis as of March 31, 2015, for the three months ended March 31, 2015, and for the year ended December 31, 2014 and the notes thereto are filed as Exhibit 99.8 to this Current Report on Form 8-K and are incorporated into this Item 9.01 by reference.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, independent auditors (Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC).

23.2	Consent of Deloitte & Touche LLP, independent auditors (Cameron Highway Oil Pipeline Company)

23.3	Consent of Deloitte & Touche LLP, independent auditors (Poseidon Oil Pipeline Company, L.L.C.)

23.4	Consent of Deloitte & Touche LLP, independent auditors (Southeast Keathley Canyon Pipeline Company, L.L.C.)

99.1	Preliminary estimates of unaudited results for Genesis Energy, L.P. for the second quarter of 2015.

99.2	Press release dated July 16, 2015.

99.3	Business Description of the Enterprise Offshore Business, Selected Financial Data of the Enterprise Offshore Business and Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Enterprise Offshore Business.

99.4	Unaudited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto and the audited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.5	Audited financial statements of Cameron Highway Oil Pipeline Company as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.6	Audited financial statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.7	Audited financial statements of Southeast Keathley Canyon Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.8	Unaudited pro forma condensed consolidated financial Statements of Genesis Energy, L.P. as of March 31, 2015, for the three months ended March 31, 2015, and for the year ended December 31, 2014 and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P.

	By:	GENESIS ENERGY, LLC, sole general partner

Date: July 16, 2015	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, independent auditors (Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC).

23.2	Consent of Deloitte & Touche LLP, independent auditors (Cameron Highway Oil Pipeline Company)

23.3	Consent of Deloitte & Touche LLP, independent auditors (Poseidon Oil Pipeline Company, L.L.C.)

23.4	Consent of Deloitte & Touche LLP, independent auditors (Southeast Keathley Canyon Pipeline Company, L.L.C.)

99.1	Preliminary estimates of unaudited results for Genesis Energy, L.P. for the second quarter of 2015.

99.2	Press release dated July 16, 2015.

99.3	Business Description of the Enterprise Offshore Business, Selected Financial Data of the Enterprise Offshore Business and Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Enterprise Offshore Business.

99.4	Unaudited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of March 31, 2015 and for the quarters ended March 31, 2015 and 2014 and the notes thereto and the audited combined financial statements of the Offshore Gulf of Mexico Energy Services Business of Enterprise Products Operating LLC as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.5	Audited financial statements of Cameron Highway Oil Pipeline Company as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.6	Audited financial statements of Poseidon Oil Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.7	Audited financial statements of Southeast Keathley Canyon Pipeline Company, L.L.C. as of December 31, 2014 and 2013 and for each of the years ended December 31, 2014, 2013, and 2012 and the notes thereto.

99.8	Unaudited pro forma condensed consolidated financial Statements of Genesis Energy, L.P. as of March 31, 2015, for the three months ended March 31, 2015, and for the year ended December 31, 2014 and the notes thereto.